Reading International Announces 1st Quarter 2011 Results

Los Angeles, California, - (BUSINESS WIRE) – May 6, 2011 – Reading International, Inc. (NASDAQ: RDI) announced today results for its first quarter ended March 31, 2011 (“the 2011 Quarter”).

First Quarter 2011 Highlights

•	On March 9, 2011, we received credit approval from National Australia Bank (“NAB”) for a $108.8 million (AUS$105.0 million) facility that will replace our expiring Australia Corporate Credit Facility.

First Quarter 2011 Discussion

Revenue from operations decreased from $58.0 million in the 2010 Quarter to $54.1 million in 2011, a $3.9 million or a 6.7% decrease.  The cinema revenue decrease of $4.4 million or 8.1% was driven by a $3.8 million decrease in the U.S. and a $1.9 million decrease in New Zealand offset by a $1.3 million increase in Australia.  This drop in revenue was driven by a notable decrease in attendance for our top five films in the 2011 Quarter to 861,000 compared to 1.4 million in the 2010 Quarter which included the blockbuster movie Avatar’s admissions of 536,000.  The top 3 grossing films for the 2011 Quarter in our circuit worldwide were: “The King’s Speech,” “Tangled,” and “Rango,” which among them accounted for approximately 16.9% of our cinema box office revenue.  Real estate revenue was up by $455,000 from quarter to quarter, primarily as a result of an increase in live theatre rental income in the U.S. coupled with positive currency exchange movements from last year’s quarter to this year’s quarter.

We were unable to reduce our operating costs to offset the falloff of revenue, and, as a result, the percentage of revenue to operating expense increased to 81.0% in the 2011 Quarter compared to 78.4% for the same period last year.

General and administrative expense increased nominally by $30,000 or 0.7%.  This increase was primarily related to an accrual for severance and retention costs associated with our anticipated transfer of our accounting functions from the U.S. and Australia to New Zealand offset by a decrease in legal and consulting fees primarily associated with our federal tax litigation, which was settled during July 2010.

As a result of above, our operating income for the quarter decreased by $2.5 million to $1.9 million compared to $4.4 million in the same quarter last year.

Interest expense increased by $833,000 or 26.9%, from $3.1 million in the 2010 Quarter, to $3.9 million in the 2011 Quarter.  The increase in interest expense during the 2011 Quarter was primarily related to generally higher interest rates on our larger credit facilities in the 2011 Quarter compared to the 2010 Quarter and an increase in interest expense from our interest rate swaps in 2011 compared to a decrease for the same period in 2010.

For the 2011 Quarter, we recorded an other income of $345,000 compared to an other expense of $231,000 for the 2010 Quarter.  The 2011 Quarter other income was primarily related to equity earnings of unconsolidated joint ventures and entities of $364,000 offset by a write off of certain long term assets; the 2010 Quarter other expense was primarily related to a $600,000 litigation loss associated with our Mackie litigation offset by equity earnings of unconsolidated joint ventures and entities of $351,000.

As a result of the above, we reported a net loss of $2.5 million for the 2011 Quarter compared to a net income of $353,000 in the 2010 Quarter, a $2.8 million decrease.  The change from a net income to a net loss from 2010 to 2011 was primarily related to the aforementioned $2.5 million decrease in operating income, which was driven by a $4.4 million reduction in our cinema revenue with a worldwide, total cinema attendance decrease of 875,000.

Our EBITDA(1) at $6.2 million for the 2011 Quarter was $1.7 million lower than the 2010 Quarter of $7.9 million.  There were no significant adjustments to EBITDA (1) in either the 2011 Quarter or the 2010 Quarter.

Balance Sheet and Liquidity

Our total assets at March 31, 2011 were $425.9 million compared to $430.3 million at December 31, 2010.  The currency exchange rates for Australia and New Zealand as of March 31, 2011 were $1.0358 and $0.7638, respectively, and as of December 31, 2010, these rates were $1.0122 and $0.7687, respectively.  As a result, currency had a positive effect on the balance sheet at March 31, 2011 compared to December 31, 2010.

On March 9, 2011, we received credit approval from NAB for a $108.8 million (AUS$105.0 million) facility that will replace our expiring Australia Corporate Credit Facility which will allow us to fully repay our $104.1 million (AUS$100.5 million) of outstanding debt and also to replace the $4.1 million (AUS$4.0 million) of bank guarantees currently in place.

Our cash position at March 31, 2011 was $26.9 million compared to $34.6 million at December 31, 2010.  Of the $26.9 million, $1.9 million is included in our Consolidated Entertainment subsidiary.  All of the $1.9 million is subject to certain debt covenants with GE Capital that limit, to a certain degree, the use of this cash outside of the subsidiary.

At March 31, 2011, in addition to our credit approved NAB facility, we have undrawn funds of $13.0 million (NZ$17.0 million) available under our line of credit in New Zealand, $5.0 million available under our GE Capital revolving loan credit facility in the U.S., and $3.0 million available under our Bank of America line of credit in the U.S.  Accordingly, we believe that we have sufficient borrowing capacity under our various credit facilities to meet our anticipated short-term working capital requirements.

(1) The Company defines EBITDA as net income (loss) before net interest expense, income tax benefit, depreciation, and amortization.  The company defines adjusted EBITDA (“A-EBITDA”) as EBITDA adjusted for unusual or infrequent events or items that are of a non-cash nature.  EBITDA and A-EBITDA are presented solely as supplemental disclosures as we believe they are relevant and useful measures to compare operating results among our properties and competitors, as well as measurement tools for the evaluation of operating personnel.  EBITDA and A-EBITDA are not measures of financial performance under the promulgations of generally accepted accounting principles (“GAAP”).  EBITDA and A-EBITDA should not be considered in isolation from, or as substitutes for, net loss, operating loss or cash flows from operations determined in accordance with GAAP.  Finally, EBITDA and A-EBITDA are not calculated in the same manner by all companies and accordingly, may not be appropriate measures for comparing performance among different companies.  See the “Supplemental Data” table attached for a reconciliation of EBITDA to net income (loss).

Our working capital at March 31, 2011 shows a negative $83.4 million compared to a negative $57.6 million at December 31, 2010.  This increase to our negative working capital is in part attributable to our $21.4 million (NZ$28.0 million) New Zealand Credit Facility becoming a current liability as of March 31, 2011, to the pay down of $5.5 million of our long-term debt, and to an increase in the value of the Australian dollar compared to the U.S. dollar since December 31, 2010.

Stockholders’ equity was $113.4 million at March 31, 2011 compared to $112.6 million at December 31, 2010, the difference being largely attributable to an increase in the value of the Australia dollar compared to the U.S. dollar since December 31, 2010.

Based upon the current levels of the consolidated operations, further anticipated cost savings and future growth, we believe our cash on hand, our cash flow from operations, together with both the existing and anticipated lines-of-credit and other sources of liquidity, will be adequate to meet our anticipated requirements for interest payments and other debt service obligations, working capital, capital expenditures, and other operating needs.

Subsequent Events

Elsternwick Sale

On April 14, 2011, we sold our 66.7% share of the 5-screen Elsternwick Classic cinema located in Melbourne, Australia to our joint venture partner for $1.9 million (AUS$1.8 million) and recognized a gain on sale of $1.6 million (AUS$1.6 million).

Taringa Sale

In April 2011, we signed a call option agreement to sell our Taringa, Australia properties for $3.4 million (AUS$3.3 million).  The option agreement allows the holder approximately 15 months to exercise the purchase option or the holder will forfeit their $10,000 (AUS$10,000) deposit.

About Reading International, Inc.

Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets.  Our business consists primarily of:

•	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and

•
the development, ownership and operation of retail and commercial real estate in Australia, New Zealand and the United States, including entertainment-themed retail centers (“ETRC”) in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide cinema business under various different brands:

•	in the United States, under the

o	Reading brand (http://www.readingcinemasus.com),

o	Angelika Film Center brand (http://www.angelikafilmcenter.com),

o	Consolidated Theatres brand (http://www.consolidatedtheatres.com),

o	City Cinemas brand (http://www.citycinemas.com),

o	Beekman Theatre brand (http://www.beekmantheatre.com),

o	The Paris Theatre brand (http://www.theparistheatre.com); and

o	Liberty Theatres brand (http://libertytheatresusa.com/);

•	in Australia, under the Reading brand (http://www.readingcinemas.com.au); and

•	in New Zealand, under the

o	Reading (http://www.readingcinemas.co.nz) and

o	Rialto (http://www.rialto.co.nz) brands.

Forward-Looking Statements

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995.  Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared.  No guarantees can be given that our expectation will in fact be realized, in whole or in part.  You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties.  However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team.  Individual Board members and individual members of our management team may have different views as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the following:

•	With respect to our cinema operations:

o	The number and attractiveness to movie goers of the films released in future periods;

o	The amount of money spent by film distributors to promote their motion pictures;

o	The licensing fees and terms required by film distributors from motion picture exhibitors in order to exhibit their films;

o
The comparative attractiveness of motion pictures as a source of entertainment and willingness and/or ability of consumers (i) to spend their dollars on entertainment and (ii) to spend their entertainment dollars on movies in an outside the home environment; and

o
The extent to which we encounter competition from other cinema exhibitors, from other sources of outside of the home entertainment, and from inside the home entertainment options, such as “home theaters” and competitive film product distribution technology such as, by way of example, cable, satellite broadcast, DVD and VHS rentals and sales, and so called “movies on demand;”

•	With respect to our real estate development and operation activities:

o	The rental rates and capitalization rates applicable to the markets in which we operate and the quality of properties that we own;

o	The extent to which we can obtain on a timely basis the various land use approvals and entitlements needed to develop our properties;

o	the risks and uncertainties associated with real estate development;

o	The availability and cost of labor and materials;

o	Competition for development sites and tenants; and

o	The extent to which our cinemas can continue to serve as an anchor tenant which will, in turn, be influenced by the same factors as will influence generally the results of our cinema operations;

•
With respect to our operations generally as an international company involved in both the development and operation of cinemas and the development and operation of real estate; and previously engaged for many years in the railroad business in the United States:

o	Our ongoing access to borrowed funds and capital and the interest that must be paid on that debt and the returns that must be paid on such capital;

o	The relative values of the currency used in the countries in which we operate;

o	Changes in government regulation, including by way of example, the costs resulting from the implementation of the requirements of Sarbanes-Oxley;

o	Our labor relations and costs of labor (including future government requirements with respect to pension liabilities, disability insurance and health coverage, and vacations and leave);

o
 Our exposure from time to time to legal claims and to uninsurable risks such as those related to our historic railroad operations, including potential environmental claims and health related claims relating to alleged exposure to asbestos or other substances now or in the future recognized as being possible causes of cancer or other health-related problems;

o	Changes in future effective tax rates and the results of currently ongoing and future potential audits by taxing authorities having jurisdiction over our various companies; and

o	Changes in applicable accounting policies and practices.

The above list is not necessarily exhaustive, as business is by definition unpredictable and risky, and subject to influence by numerous factors outside of our control such as changes in government regulation or policy, competition, interest rates, supply, technological innovation, changes in consumer taste and fancy, weather, and the extent to which consumers in our markets have the economic wherewithal to spend money on beyond-the-home entertainment.

Given the variety and unpredictability of the factors that will ultimately influence our businesses and our results of operation, it naturally follows that no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct.  Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform either when considered in isolation or when compared to other securities or investment opportunities.

Finally, please understand that we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.  Accordingly, you should always note the date to which our forward-looking statements speak.

Additionally, certain of the presentations included in this press release may contain “pro forma” information or “non-US GAAP financial measures.”  In such case, a reconciliation of this information to our US GAAP financial statements will be made available in connection with such statements.

For more information, contact:

Andrzej Matyczynski, Chief Financial Officer
Reading International, Inc.   (213) 235-2240

Reading International, Inc. and Subsidiaries
Supplemental Data
Reconciliation of EBITDA* to Net (Loss) Income
(dollars in thousands, except per share amounts)

Statements of Operations	Three Months Ended March 31,
	2011	2010

Revenue	$54,123	$58,040
Operating expense
Cinema/real estate	43,826	45,499
Depreciation and amortization	4,129	3,895
General and administrative	4,235	4,205

Operating income	1,933	4,441

Interest expense, net	(3,930)	(3,097)
Other income (expense)	345	(231)
Income from discontinued operations, net of tax	41	37
Income tax expense	(636)	(582)
Net income attributable to noncontrolling interest	(233)	(215)

Net income (loss)	$(2,480)	$ 353

Basic and diluted earnings (loss) per share	$ (0.11)	$ 0.02

EBITDA*	$ 6,215	$ 7,936

EBITDA* change	$(1,721)

*
EBITDA presented above is net loss adjusted for interest expense (net of interest income), income tax expense, depreciation and amortization expense, and an adjustment for discontinued operations (this includes interest expense and depreciation and amortization for the discontinued operations).

Reconciliation of EBITDA to the net loss is presented below:

	Three Months Ended March 31,
	2011	2010

Net income (loss)	$(2,480)	$353
Add: Interest expense, net	3,930	3,097
Add: Income tax provision	636	582
Add: Depreciation and amortization	4,129	3,895
Add: Adjustments for discontinued operations	--	9

EBITDA	$6,215	$7,936

Reading International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenue
Cinema	$49,473	$53,846
Real estate	4,650	4,194
	54,123	58,040
Operating expense
Cinema	41,473	43,295
Real estate	2,353	2,204
Depreciation and amortization	4,129	3,895
General and administrative	4,235	4,205
	52,190	53,599

Operating income	1,933	4,441

Interest income	433	283
Interest expense	(4,363)	(3,380)
Other expense	(19)	(582)
Income (loss) before income tax expense, equity earnings of unconsolidated joint ventures and entities, and discontinued operations	(2,016)	762
Income tax expense	(636)	(582)
Income (loss) before equity earnings of unconsolidated joint ventures and entities	(2,652)	180
Equity earnings of unconsolidated joint ventures and entities	364	351
Income (loss) before discontinued operations	(2,288)	531
Income from discontinued operations, net of tax	41	37
Net income (loss)	$(2,247)	$568
Net income attributable to noncontrolling interests	(233)	(215)
Net income (loss) attributable to Reading International, Inc. common shareholders	$(2,480)	$353

Earnings (loss) per common share of Reading International, Inc. – basic and diluted:
Earnings (loss) from continued operations	$(0.11)	$0.02
Earnings from discontinued operations	0.00	0.00
Basic and diluted earnings (loss) per share attributable to Reading International, Inc. common shareholders	$(0.11)	$0.02
Weighted average number of shares outstanding – basic	22,709,672	22,711,058
Weighted average number of shares outstanding – dilutive	22,709,672	22,758,421

Reading International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$26,833	$34,568
Receivables	4,210	5,470
Inventory	768	989
Investment in marketable securities	3,377	2,985
Restricted cash	2,291	2,159
Prepaid and other current assets	3,867	3,536
Assets held for sale	56,483	55,210
Total current assets	97,829	104,917

Property held for and under development	37,015	35,702
Property & equipment, net	220,390	220,250
Investment in unconsolidated joint ventures and entities	10,838	10,415
Investment in Reading International Trust I	838	838
Goodwill	21,590	21,535
Intangible assets, net	19,551	20,156
Other assets	17,872	16,536
Total assets	$425,923	$430,349

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$14,511	$15,930
Film rent payable	4,370	5,757
Notes payable – current portion	129,932	108,124
Taxes payable	24,325	23,872
Deferred current revenue	7,708	8,727
Other current liabilities	416	141
Total current liabilities	181,262	162,551
Notes payable – long-term portion	59,896	83,784
Notes payable to related party – long-term	9,000	9,000
Subordinated debt	27,913	27,913
Noncurrent tax liabilities	2,267	2,267
Other liabilities	32,224	32,195
Total liabilities	312,562	317,710
Commitments and contingencies
Stockholders’ equity:
Class A non-voting common stock, par value $0.01, 100,000,000 shares authorized, 31,675,518 issued and 21,483,648 outstanding at March 31, 2011 and 31,500,693 issued and 21,308,823 outstanding at December 31, 2010	216	216
Class B voting common stock, par value $0.01, 20,000,000 shares authorized and 1,495,490 issued and outstanding at March 31, 2011 and at December 31, 2010	15	15
Nonvoting preferred stock, par value $0.01, 12,000 shares authorized and no issued or outstanding shares at March 31, 2011 and at December 31, 2010	--	--
Additional paid-in capital	134,283	134,236
Accumulated deficit	(78,515)	(76,035)
Treasury shares	(3,765)	(3,765)
Accumulated other comprehensive income	60,176	57,120
Total Reading International, Inc. stockholders’ equity	112,410	111,787
Noncontrolling interests	951	852
Total stockholders’ equity	113,361	112,639
Total liabilities and stockholders’ equity	$425,923	$430,349